SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒     Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-12.

American Electric Power Company, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Vote by Internet • Go to www.envisionreports.com/AEP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

American Electric Power Company, Inc. Shareholder Meeting to be Held on April 26, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1:	Go to www.envisionreports.com/AEP to view the materials.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 15, 2016 to facilitate timely delivery.

The Annual Meeting of Shareholders of American Electric Power Company, Inc. will be held on Tuesday April 26, 2016, at 9:00 a.m. Eastern Time, The Ohio State University Ohio Union, 1739 N. High Street, Columbus, Ohio.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR all the nominees listed and FOR Proposals 2 and 3:

1.	Election of the following Directors:
	Nicholas K. Akins	David J. Anderson	J. Barnie Beasley, Jr.	Ralph D. Crosby, Jr.
	Linda A. Goodspeed	Thomas E. Hoaglin	Sandra Beach Lin	Richard C. Notebaert
	Lionel L. Nowell III	Stephen S. Rasmussen	Oliver G. Richard III	Sara Martinez Tucker

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	Advisory approval of the Company’s executive compensation.

Please note: This is not a proxy. To vote your shares you must vote online or request a set of printed proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Directions to the 2016 Annual Meeting of Shareholders of American Electric Power Company, Inc.

The Ohio State University Ohio Union is located at 1739 N. High Street, at the corner of 12th Avenue and High Street. Shareholders should park in The Ohio Union South Garage (1759 N. High Street), which is located immediately adjacent to the north side of The Ohio Union with access from High Street and College Road. A passenger drop-off loop is located off of the 12th Avenue entrance to The Ohio Union. You must pull a white ticket from the gate machine to enter The Ohio Union South Garage. After you park, attendants and signage will direct you toward AEP’s registration and breakfast area prior to the shareholders meeting. When you arrive at AEP’s registration table, please pick up a pink voucher. You must have both your white ticket and your pink voucher to exit the garage after the meeting at no cost to you.

Here’s how to order a copy of the proxy materials and select future delivery preference:
à	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a set of proxy materials.
à	Internet – Go to www.envisionreports.com/AEP. Follow the instructions to log in and order a set of proxy materials.
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Email – Send an email message with “Proxy Materials American Electric Power” in the subject line and, in the body of the message, your full name and address and the number located in the shaded bar on the reverse to investorvote@computershare.com.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 15, 2016.

029YNC